CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report
    (and to all references to our Firm) included in or made a part of this registration statement.







                            New Orleans, Louisiana
                               October   , 1996